UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

 WisdomTree Trust

(Exact name of registrant as specified in its charter)

Delaware	99-0657216
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

250 W 34th Street, New York, NY 10119

(Address of principal executive offices including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
WisdomTree 7-10 Year Laddered Treasury Fund	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-132380

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1:	Description of Registrant’s Securities to be Registered.

A description of the shares is set forth in WisdomTree Trust’s (the “Registrant”) Registration Statement on Form N-1A (the “Registration Statement”) (File Nos. 333-132380; 811-21864), as filed with the U.S. Securities and Exchange Commission (the “SEC”) via EDGAR on March 12, 2024, which description is incorporated herein by reference. Any amendment or form of supplement to the Registration Statement that is subsequently filed with the SEC that relates to the shares also is hereby incorporated herein by reference.

Item 2:	Exhibits.

(a)(1)	Certificate of Trust, as filed with the State of Delaware on December 15, 2005, is incorporated herein by reference to Exhibit (a)(2) to the Registrant’s Initial Registration Statement on Form N-1A (File Nos. 333-132380 and 811-21864), as filed with the SEC on March 13, 2006.

(a)(2)	Trust Instrument dated December 15, 2005 (the “Trust Instrument”) is incorporated herein by reference to Exhibit (a)(1) to the Registrant’s Initial Registration Statement on Form N-1A (File Nos. 333-132380 and 811-21864), as filed with the SEC on March 13, 2006.

(a)(3)	Schedule A Series of Trust, dated March 12, 2024, to the Trust Instrument is incorporated herein by reference to Exhibit (a)(3) to Post-Effective Amendment No. 910 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-132380 and 811-21864), as filed with the SEC on March 12, 2024.

(b)	Registrant’s By-Laws, as amended June 16, 2016, are incorporated herein by reference to Exhibit (b) to Post-Effective Amendment No. 563 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-132380 and 811-21864), as filed with the SEC on July 28, 2016.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, as of this 12th day of March, 2024.

WisdomTree Trust

By:	/s/ Angela Borreggine
Name:	Angela Borreggine
Title:	Assistant Secretary